UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2006

Innovative Food holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

1923 Trade Center Way, Naples, Florida	34109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Matters

On October 12, 2006, an aggregate of approximately $610,000 principal and interest of the registrant’s 8% convertible notes became due. On October 13, 2006, a noteholder to whom the registrant owes approximately $53,000 of principal and interest sent the registrant a notice demanding payment of its note and interest. The registrant also received a notice from another noteholder to whom it owes approximately $92,000 of principal and interest stating that the noteholder will not convert its note and requesting payment in full of all sums due. The registrant does not currently have sufficient funds to pay more than a de minimus amount of the notes due. The registrant has commenced negotiations with the various noteholders to settle the debt, but it is too early in the process for the registrant to provide any assurance that it will be able to successfully resolve this matter. The notes that became due on October 12, 2006 are in addition to the more than $550,000 in convertible notes the registrant reported as being in default in its Annual Report on Form 10-KSB for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: October 19, 2006
By: /s/ Carol A. Houston Carol A. Houston Principal Financial Officer